UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 21, 2012, pursuant to the terms of a share purchase agreement (the “Share Purchase Agreement”) among Agilent Technologies, Inc., a Delaware corporation (“Agilent”), Agilent Technologies Europe B.V., a limited liability company incorporated under the laws of The Netherlands and a direct, wholly-owned subsidiary of Agilent (“Agilent Europe”), and Delphi S.a.r.l., a Luxembourg private limited liability company that is ultimately controlled by EQT V Limited (“Delphi”), Agilent Europe completed its acquisition of 100% of the share capital of Dako A/S, a limited liability company incorporated under the laws of Denmark (“Dako”), for a cash enterprise value of approximately $2.2 billion, subject to a post-closing working capital and net debt adjustment.  Following the completion of the acquisition, Dako is a wholly owned subsidiary of Agilent Europe.

Item 9.01 Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)       Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Share Purchase Agreement by and among Delphi S.a.r.l., Agilent Technologies Europe B.V., and Agilent Technologies, Inc., dated May 16, 2012.*

*Incorporated by reference to Exhibit 10.1 on the Form 8-K filed by Agilent on May 22, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Didier Hirsch
	Name:	Didier Hirsch
	Title:	Senior Vice President, Chief Financial Officer

Date: July 3, 2012

EXHIBIT LIST

Exhibit Number	Description of Exhibit

2.1	Share Purchase Agreement by and among Delphi S.a.r.l., Agilent Technologies Europe B.V., and Agilent Technologies, Inc., dated May 16, 2012.*

*Incorporated by reference to Exhibit 10.1 on the Form 8-K filed by Agilent on May 22, 2012.